Exhibit 23 to Annual Report
On Form 10-K
for Fiscal Year Ended June 30, 2023
By Parker-Hannifin Corporation
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-236293, 333-117761, 333-126957, 333-186733, 333-186734, 333-192909, 333-201071 and 333-215107 on Form S-8 of our report dated August 24, 2023, relating to the financial statements of Parker-Hannifin Corporation and the effectiveness of Parker-Hannifin Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2023.
/s/ DELOITTE & TOUCHE LLP
Cleveland, Ohio
August 24, 2023